Exhibit 10.3

GUARANTY AND INDEMNITY AGREEMENT

THIS GUARANTY is made as of the 10th day of July, 2025, by Procaccianti Hotel REIT, Inc., a Maryland corporation with its principal place of business located at 1140 Reservoir Avenue, Cranston, Rhode Island (“Guarantor”) to Rockland Trust Company, a Massachusetts trust company with a place of business located at 288 Union Street, Rockland, Massachusetts (“Bank”).

P U R P O S E

The borrower (“Borrower”) identified below desire to transact business with and obtain credit from Bank.

Guarantor is an affiliate of or a member of Borrower and thus has an interest in Borrower.

Guarantor hereby acknowledges that the credit extended to Borrower will result in financial benefit to Guarantor and will further the legitimate business purpose of Guarantor.

Bank is unwilling to extend credit to Borrower unless Guarantor indemnifies Bank from and against, and guarantees payment to Bank of, certain items for which Borrower is personally liable and for which Bank has recourse against Borrower, in accordance with the terms hereof.

NOW, THEREFORE, in consideration of the foregoing and in order to induce Bank to make loans (including any loan by renewal, substitution, amendment or extension) or other financial accommodations to Borrower or to forbear in the exercise of its rights, and in consideration thereof and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and further acknowledging that Bank intends to rely on the guaranty of Guarantor hereunder, Guarantor hereby agrees as follows:

1.            Definitions.

When used herein, the terms set forth below shall be defined as follows:

(a)          “Additional Obligor” means any person, partnership, corporation or other entity, other than Borrower, which is or may hereafter be liable, primarily or secondarily, for payment or performance of all or any part of the Obligations.

(b)          “Bank’s Address” is 10 Memorial Boulevard, Suite 904, Providence, Rhode Island 02903 Attention: James J. O’Connor, Jr., Senior Vice President.

(c)          “Borrower” means Gano Holdings, LLC, a Rhode Island limited liability company with its principal place of business located at 1140 Reservoir Avenue, Cranston, Rhode Island.

(d)          “Event of Default” means: (i) any default, continuing after the expiration of any applicable grace periods, with respect to payment or performance of any of the Obligations; or (ii) default in the observance or performance of any covenant or agreement of Guarantor herein set forth or set forth in any mortgage deed, security agreement or any other document or instrument delivered in connection herewith and securing performance hereof by Guarantor, and the continuance of such default for a period of thirty (30) days after the date such performance or observance was due; or (iii) any default, continuing after the expiration of any applicable grace periods, with respect to the payment or performance of any other obligations of Guarantor in favor of Bank; or (iv) insolvency of Guarantor; or (v) a creditors’ committee is appointed for the business of Guarantor; or (vi) Guarantor makes an assignment for the benefit of creditors or a petition in bankruptcy or for reorganization or to effect a plan or arrangement with creditors is filed by or against Guarantor; or (vii) Guarantor applies for or consents to the appointment of a receiver or trustee for any or all property or assets of Guarantor, or any such receiver or trustee shall have been appointed for any or all property or assets of Guarantor; or (viii) any of the above actions or proceedings whatsoever are commenced by or against Guarantor, provided, however, with respect to involuntary proceedings, Guarantor shall have sixty (60) days from the date of filing of such proceedings to discharge the same; or (ix) Guarantor voluntarily or involuntarily terminates or dissolves or is terminated or dissolved.

(e)          “Hazardous Materials” shall mean any “oil”, “hazardous material”, “hazardous wastes” or “hazardous substances” as defined in the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. §9601 et seq., as amended or in any other federal, state or local law governing the existence, release, generation, storage or disposal of any Hazardous Materials, and the regulations adopted pursuant thereto (collectively, the “Hazardous Waste Laws”), and shall include, without limitation (whether or not included in the definition contained in said laws), petroleum, solvents, asbestos and other chemicals which would be materially dangerous to the environment or to human beings.

(f)          “Hazardous Waste Obligations” shall mean any and all obligations by any Borrower arising under any and all mortgages securing the Obligations to hold Bank, Bank’s parent, subsidiaries and affiliates, each of their respective shareholders, directors, officers, employees and agents, and the successors and assigns of any of them (individually and collectively, the “Indemnified Parties”) harmless from and against any and all liens, damages, losses, liabilities, obligations, settlement payments, penalties, assessments, citations, directives, claims, litigation, demands, defenses, judgments, suits, proceedings, costs, disbursements or expenses of any kind or of any nature whatsoever (including without limitation, attorneys', consultants' and experts' fees and disbursements incurred in investigation, defending against, settling or prosecuting any claim, litigation or proceeding), which may at any time be imposed upon, incurred by or asserted or awarded against the Indemnified Parties or the Premises (but in all events, excluding any punitive, consequential, special or loss or diminution of value damages), and arising directly or indirectly from or out of:

(1)          any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, storing, escaping, leaching, dumping, vapor intrusion, or discarding, burying, abandoning, or disposing into the environment in violation of Hazardous Waste Laws (a “Release”) or a substantial likelihood of a Release in violation of Hazardous Waste Laws which requires action to prevent or mitigate damage to the environment which may result from such Release (a “Threat of Release”) of any Hazardous Materials on, in, under or affecting all or any portion of the Premises or any surrounding areas, regardless of whether or not caused by or within the control of a Borrower;

(2)          the violation of any Hazardous Waste Laws relating to or affecting the Premises or a Borrower, whether or not caused by or within the control of a Borrower;

(3)          the violation of any Hazardous Waste Laws in connection with other real property of a Borrower which gives or may give rise to any rights whatsoever in any party with respect to the Premises by virtue of any Hazardous Waste Laws; or

(4)          the (i) the costs of assessment, containment and/or removal of any and all Hazardous Materials from all or any portion of the Premises or any surrounding areas to the extent required by applicable Hazardous Waste Laws, (ii) the costs of any actions required by applicable Hazardous Waste Laws taken in response to a Release or Threat of Release of any Hazardous Materials on, in, under or affecting all or any portion of the Premises or any surrounding areas to comply with applicable Hazardous Waste Laws to prevent or minimize such Release or Threat of Release so that it does not migrate or otherwise cause or threaten danger to present or future public health, safety, welfare or the environment, and (iii) costs incurred to comply with the Hazardous Waste Laws in connection with all or any portion of the Premises or any surrounding areas.

(g)          “Loan Agreement” means that certain Loan Agreement of even date between Borrower and Bank.

(h)          “Obligations” means all indebtedness, obligations and liabilities of Borrower to Bank of every kind and description, direct or indirect, secured or unsecured, joint and several, absolute or contingent, due or to become due, whether for payment or performance, now existing or hereafter arising, regardless of how the same arise or by what instrument, agreement or book account they may be evidenced, or whether evidenced by any instrument, agreement or book account; including without limitation, all loans (including any loan by renewal or extension), all indebtedness, all undertakings to take or refrain from taking any action, all indebtedness, liabilities or obligations owing from Borrower to others which Bank may have obtained by purchase, negotiation, discount, assignment or otherwise; and all interest, taxes, fees, charges, expenses and attorneys’ fees chargeable to Borrower or incurred by Bank in connection with any transaction between Borrower and Bank; and all Swap Obligations.

(i)          “Premises” means all of the real estate of Borrower located at 220 India Street, Providence, Rhode Island.

(j)           “Swap Obligations” shall mean all obligations of Borrower arising under any interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, securities puts, calls, collars, options or forwards or any combination of, or option with respect to, these or similar transactions now or hereafter entered into between Borrower and Bank.

(k)          "Transition Date" means 11:55 p.m. Eastern time on the earlier of the following two dates: (a) the date on which the Obligations have been paid, performed and finally discharged in full (without possibility for disgorgement), excluding obligations which survive repayment of the Loan; or (b) the date on which a receiver is appointed with respect to the Premises or the lien of Bank’s mortgage thereon is fully and finally foreclosed or a conveyance by deed in lieu of such foreclosure is fully and finally effective and possession of the Premises has been given to and accepted by Bank or any other purchaser or grantee free of occupancy and claims to occupancy by Borrower and its successors and assigns; provided that, if such payment, performance, release, foreclosure or conveyance is challenged, in bankruptcy proceedings or otherwise, the Transition Date shall be deemed not to have occurred until such challenge is validly released, dismissed with prejudice or otherwise barred by law from further assertion.

2.            Obligations and Duties. The Guarantor hereby agrees that (the “Guarantor Obligations”):

(a)           Guarantor hereby absolutely and unconditionally guarantees to Bank:

(i)            the punctual payment in full (and not merely the collectability), at Bank’s Address, as and when due of all Hazardous Waste Obligations; and

(ii)           upon the occurrence of a Fraud Event or a Criminal Forfeiture Event (both as hereinafter defined), the punctual payment in full (and not merely the collectability), at Bank’s Address, as and when due (whether by acceleration or otherwise) of all Obligations requiring payment.

(b)         Notwithstanding the foregoing, Guarantor shall not be deemed under this Guaranty to be a guarantor of any Swap Obligations to the extent that the providing of such guaranty by Guarantor would violate the Commodity Exchange Act by virtue of Guarantor’s failure to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time such guaranty becomes effective with respect to such Swap Obligations. “Commodity Exchange Act” means 7 U.S.C. Section 1 et seq., as amended from time to time, any successor statute, and any rules, regulations and orders applicable thereto.

(c)           Guarantor also hereby assumes liability for, hereby guarantees payment to Bank of, hereby agrees to pay, protect, defend and save Bank harmless from and against, and hereby indemnifies Bank from and against any and all liabilities, losses, damages, costs and expenses (including, without limitation, reasonable attorneys’ fees and disbursements), causes of action, suits, claims, demands and judgments of any nature or description whatsoever (but in all events, excluding any punitive, consequential, special or loss or diminution of value damages), which may at any time be imposed upon, incurred by or awarded against Bank as a result of any of the following:

(i)          the failure of Borrower to account for security deposits, if any, or any other similar security related payment collected from any tenant at the Premises by Borrower under any lease;

(ii)          after notice of an uncured Event of Default (as defined in the Loan Agreement) and during the continuance of such Event of Default, the failure of Borrower to apply 100% of all net income (i.e., after payment of any and all operating expenses relating to the Premises) derived from Premises, and received by Borrower, to the repayment of the Obligations (except to the extent that such application of such funds is prevented by bankruptcy, receivership, or similar judicial proceeding in which Borrower is legally prevented from directing the disbursement of such sums);

(iii)         fraud, willful misconduct, material misrepresentation or intentional failure to disclose a material fact made by Borrower, or the holders of controlling interests in Borrower, in connection with obtaining the Obligations, evidenced by, among other things, the Loan Agreement (all documents evidencing the Obligations, including the Loan Agreement, hereinafter the “Loan Documents”) (collectively, a “Fraud Event”);

(iv)         the misappropriation or misapplication of insurance or condemnation proceeds obtained by Borrower relating to the Premises, or the failure by Borrower to apply same in accordance with the provisions of the Loan Documents (except to the extent that Borrower did not have the legal right, because of a bankruptcy, receivership or similar judicial proceeding, to direct disbursement of such sums or payments);

(v)          any intentional physical waste of or damage to the Premises caused by the willful acts or omissions of Borrower or its agents;

(vi)         the willful or grossly negligent material violation by Borrower of any material law, ordinance, rule, or regulation applicable to Borrower and/or the Premises;

(vii)        Borrower fails to obtain Bank’s prior written consent to any subordinate financing or other voluntary lien caused by Borrower or their agents encumbering the Premises, if such consent is required pursuant to the Loan Documents;

(viii)      Borrower fails to obtain Bank’s prior written consent to any sale or transfer of any membership interest in Borrower if such consent is required by the Loan Documents;

(ix)         Borrower fails to obtain Bank’s prior written consent to any subordinate financing or other voluntary lien caused by Borrower or their agents encumbering the Premises, if such consent is required pursuant to the Loan Documents; and/or

(x)          the forfeiture by Borrower of the Premises, or any portion thereof, because of the conduct of criminal activity by Borrower and/or Guarantor (a “Criminal Forfeiture Event”).

(d)          Notwithstanding anything contained in this Guaranty to the contrary, in no event shall Guarantor be liable hereunder with respect to any matter arising from (i) the gross negligence or willful misconduct of Bank or (ii) any matters or actions relating to the Premises which first occurred after the Transition Date.

3.            Obligations and Duties Unaffected.

Guarantor hereby agrees and acknowledges that in one or more instances and from time to time before, during or after the occurrence of, and during the continuation of, any Event of Default or any notice of termination hereof, with or without notice to or further assent from Guarantor: (i) any contract or agreement to which any Borrower or any Additional Obligor is a party, may be modified, supplemented, extended, amended or terminated in any manner; (ii) any security at any time held by or available to Bank for all or any part of the Obligations or any security at any time held by or available to Bank for any obligation of any Additional Obligor may be sold, exchanged, surrendered, compromised or released, including without limitation, any release of an Additional Obligor; (iii) all or any part of the Obligations, or the obligations of any Additional Obligor, may be changed, altered, renewed, extended, continued, surrendered, compromised, waived, terminated or released in whole or in part, including changing the rate of interest thereon or the time for payment thereof, or any default with respect thereto waived; (iv) Bank may refrain from setting off and may release, in whole or in part, any deposit account or credit on its books in favor of any Borrower or any Additional Obligor; (v) Bank may extend further credit in any manner whatsoever to any Borrower, and generally deal with any Borrower or any security or any Additional Obligor as Bank may, in its sole and absolute discretion, determine. Guarantor agrees that notwithstanding any of the foregoing actions Guarantor shall remain bound under this Guaranty and that the Guarantor’s obligations hereunder shall not be affected by the recovery of any judgment against any Borrower or any Additional Obligor or any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

Until the Transition Date, Guarantor agrees that this Guaranty shall remain in full force and effect and will not be discharged except by the complete performance of the Obligations in accordance with their respective terms and of the agreements and covenants of Guarantor contained herein. Guarantor further agrees that (i) the invalidity, irregularity or unenforceability of all or any part of the Obligations or any security therefor, (ii) the application by Borrower of the proceeds of the Obligations for purposes other than the purposes represented by Borrower to Bank or intended or understood by Bank, or (iii) any defenses or counterclaims that Borrower may assert on the Obligations, including without limitation, failure of consideration, breach of warranty, fraud, payment, statute of frauds, bankruptcy, infancy, statute of limitations, lender liability, accord and satisfaction and usury, shall not affect, impair or be a defense to this Guaranty or affect in any manner the liability of Guarantor hereunder.

4.            Waiver.

This is a guaranty of payment and not of collection and Guarantor expressly waives any right to require that any action be brought against any Borrower or any Additional Obligor or to require that resort be had to any security or to any deposit account or to any credit on the books of Bank in favor of any Borrower or any Additional Obligor or to any other right or remedy which may be available to Bank.

Guarantor hereby further expressly waives: (i) notice of the acceptance of this Guaranty and of extensions of credit or any other financial accommodation by Bank to Borrower; (ii) presentment and demand for payment of any of the Obligations; (iii) protest and notice of dishonor or default to Guarantor or to any other person with respect to any of the Obligations; (iv) any demand for payment under this Guaranty; (v) any specific statutory defenses available only to guarantors under the laws of Rhode Island (but in all events excluding Payment in full); (vi) any impairment of collateral including, but not limited to, failure to perfect a security interest in the collateral; (vii) all errors and omissions in connection with Bank’s administration of the Obligations, including the levy and/or foreclosure against the collateral for an Obligation, except behavior which amounts to manifest error, gross negligence or bad faith; and (viii) any other act or omission of Bank (except acts or omissions which are manifest error, in bad faith or gross negligence) which changes the scope of Guarantor’s risk hereunder.

Notwithstanding anything to the contrary contained herein, but subject to the provisions of the last sentence of this paragraph, Guarantor hereby irrevocably waives all rights it may have at law or in equity (including, without limitation, any law subrogating Guarantor to the rights of Bank) to seek contribution, indemnification or any other form of reimbursement from Borrower, any other guarantor or any other person now or hereafter primarily or secondarily liable for any of the Obligations, for any disbursement made by Guarantor under or in connection with this Guaranty or otherwise. Guarantor shall have and be entitled to all rights of subrogation otherwise provided by applicable law in respect of any payment Guarantor may make or be obligated to make under this Guaranty, and to assert and enforce the same, in each case on and after, but at no time prior to, the date (the “Subrogation Trigger Date”) which is one year and one day after the date on which all Obligations shall have been paid or performed in full, if and only if the existence of Guarantor’s rights under this sentence would not make Guarantor a creditor (as “creditor” is defined in the United States Bankruptcy Code, as amended) of Borrower in any insolvency bankruptcy, reorganization or similar proceeding commenced on or prior to the Subrogation Trigger Date.

Guarantor acknowledges that Bank is relying on all of the waivers contained throughout this Guaranty in creating and continuing the Obligations, and that these waivers are a material part of the consideration to Bank for creating and continuing the Obligations.

5.            Covenants, Representations and Warranties.

(a)          During such times as the Guaranty shall be effective, Guarantor agrees: to promptly furnish Bank from time to time with such public information regarding Guarantor in such form, concerning the financial condition of Guarantor, as Bank may reasonably request, including, without limitation, within thirty (30) days of filing, but no later than October 31, CPA prepared tax returns to be delivered to Bank, together with all schedules, and the Guarantor’s Form 10K within thirty (30) days of filing, but no later than April 15. Guarantor further agrees to provide a certified covenant compliance certificate in form and substance satisfactory to Bank within one hundred twenty (120) days of the end of each fiscal year of Guarantor.

(b)          Guarantor further agrees: (i) that all of the present and future indebtedness of the Borrower to Guarantor shall be and hereby is subordinated to, assigned and transferred to Bank and pledged and made security for the payment of the Obligations; (ii) that Guarantor contemporaneously herewith and from time to time hereafter shall on request execute such further endorsements, assignments or other proper transfers as Bank may request further to evidence the assignment hereby agreed to and made; (iii) that Guarantor hereby appoints Bank and each of its Vice Presidents as Guarantor’s attorney to demand and enforce payment in any way of said indebtedness, to prove all claims, receive all interest or dividends and take other action, either in the name of Bank or of Guarantor, with respect to said indebtedness in any liquidation or any proceedings whatsoever affecting Borrower or its property under any bankruptcy or other laws, now or hereafter in effect for the relief of debtors, and in general to do any act or take any action in regard to said indebtedness which Guarantor might otherwise do; (iv) if at any time all or any part of any payment previously applied by Bank to any of the Obligations must be returned by Bank for any reason, whether by court order, administrative order, settlement or otherwise, Guarantor remains liable hereunder for any amounts which the Guarantor is liable for under Section 2 of this Guaranty as if such amount had never been received by Bank, notwithstanding any termination of the Guaranty or the cancellation of any note or other agreement evidencing the Obligations; (v) absent a request by Guarantor for information, Bank shall have no obligation to disclose to Guarantor any information or documents acquired by Bank in the course of the its relationship with Borrower; (vi) in the event that acceleration of the time for payment of any of the Obligations is stayed upon the insolvency, bankruptcy, or reorganization of Borrower or otherwise, all such obligations of Guarantor under Section 2 of this Guaranty then due and owing from Guarantor shall nonetheless be payable by Guarantor immediately if requested by Bank; and (vii) Guarantor shall maintain (as shown on the consolidated balance sheets included in its Forms 10-K and 10-Q filed with the Securities and Exchange Commission) (1) minimum shareholder equity of not less than $15,000,000 (net of equity in the Premises), calculated based upon generally accepted accounting principles, and (2) minimum unencumbered liquidity consisting of cash, cash equivalents and marketable securities) of not less than $2,000,000.

(c)          Guarantor represents and warrants to Bank (which representations and warranties shall survive the delivery of this Guaranty) that: (i) no material adverse change in the financial condition of Guarantor has occurred since the date of the most recent financial statements submitted to and approved by Bank; (ii) there is no action, suit or proceeding at law or in equity or by or before any governmental authorities or other agencies now pending or, to the knowledge of Guarantor, threatened against or affecting Guarantor which, if adversely determined, would render Guarantor unable to perform its obligations hereunder; (iii) Guarantor is not in default with respect to any written orders of any courts, arbitrators or governmental authorities; (iv) Guarantor is not a party to any agreement or instrument or subject to any restriction adversely affecting its obligations hereunder; (v) Guarantor is not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party or by which its assets may be bound except such defaults that would not render Guarantor unable to perform its obligations hereunder; (vi) Guarantor’s execution of this Guaranty does not; (vii) Guarantor is not contemplating either the filing of a petition under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of its property and Guarantor has no knowledge of any person contemplating the filing of any such petition against it; (viii) this Guaranty executed by Guarantor is the legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its respective terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and except as certain remedies thereunder may be subject to equitable principles; (ix) Guarantor has derived or expects to derive a substantial financial benefit from the Obligations and from each and every renewal, extension, further advance or other extension of credit, or release of collateral or other relinquishment of legal rights made or granted by Bank to Borrower in connection with the Obligations (any such action to be in Bank’s sole and absolute discretion); (x) Bank has made no representation to Guarantor as to the creditworthiness of Borrower; and (xi) Guarantor has established adequate means of obtaining from Borrower on a continuing basis information regarding Borrower’s financial condition.

6.            Default.

If an Event of Default shall occur, then or at any time thereafter, while such Event of Default shall continue, Bank may declare all Obligations, regardless of their terms, together with all obligations of Guarantor (then due and owning hereunder), to be due and payable.

7.            Rights and Remedies.

Bank shall have, by way of example and not of limitation, the rights and remedies set forth below at all times:

(a)          After the occurrence of and during the continuation of an Event of Default, bank shall have a right to set-off, at any time without notice to Guarantor, any and all deposits or other sums at any time or times credited by or due from Bank to Guarantor whether in a special account or other account or represented by a certificate of deposit (whether or not matured), which deposits and other sums shall at all times constitute additional security for the obligations of Guarantor under this Guaranty.

(b)          Bank shall have a lien on and a continuing security interest in all instruments, documents, securities, cash, property and the proceeds of any of the foregoing, owned by Guarantor or in which Guarantor has an interest, which now or hereafter are at any time in possession or control of Bank or in transit by mail or carrier to or from Bank or in the possession of any third party acting on behalf of Bank, without regard to whether Bank received the same in pledge, for safekeeping, as agent for collection or transmission or otherwise or whether Bank had conditionally released the same, all of which shall at all times constitute additional for the obligations of Guarantor hereunder and may be applied at any time, without notice, thereto.

(c)          Bank shall have, in addition to the rights and remedies contained in this Guaranty, any other rights and remedies contained in any mortgage deed, security agreement or other documents or instruments now or at any time or times hereafter executed and delivered by Guarantor in connection with this Guaranty and securing the obligations of the Guarantor hereunder.

(d)          Bank may, from time to time, without notice to Guarantor, sell, assign, transfer or otherwise dispose of all or any part of the Obligations and/or rights under this Guaranty. In such event, each and every immediate and successive purchaser, assignee, transferee or holder of all or any part of the Obligations shall have the right to enforce this Guaranty, by legal action or otherwise, for its own benefit as fully as if such purchaser, assignee, transferee or holder were herein by name specifically given such right. Bank shall have an unimpaired right to enforce this Guaranty for its benefit to that portion of the Obligations of Borrower as Bank has not sold, assigned, transferred or otherwise disposed of.

(e)          Guarantor agrees that the books and records of Bank showing the amount owed by Borrower to Bank from time to time shall be admissible in any action or proceeding against Guarantor hereunder and shall be prima facie evidence of such amount owed.

(f)        All rights, powers and remedies of Bank hereunder or under any document or instrument delivered in connection herewith are cumulative and non exclusive and shall be in addition to all rights, powers and remedies given to Bank by law.

(g)          With or without notice to Guarantor, Bank, in its sole and absolute discretion, may apply on account of the Obligations any payment from Borrower, Guarantor or any Additional Obligor, or amounts realized from any security for the Obligations, in such manner and order of priority as Bank shall determine.

(h)          Guarantor shall pay on demand all expenses of Bank in connection with the preparation, administration, default, collection, waiver or amendment of loan terms, or in connection with Bank’s exercise, preservation or enforcement of any of its rights, remedies or options hereunder, including, without limitation, fees of outside legal counsel or the allocated costs of in-house legal counsel, accounting, consulting, brokerage or other similar professional fees or expenses, and any fees or expenses associated with travel or other costs relating to any appraisals or examinations conducted in connection with this Guaranty or any collateral therefor, and the amount of all such expenses shall, until paid, bear interest at the rate under the Obligations (including any default rate) and be an obligation secured by any such collateral.

8.            Duration of This Guaranty.

This Guaranty is a continuing guaranty which shall remain in effect until the earlier of the full payment and performance of all Obligations to Bank or the Transition Date.

9.            General.

(a)          Each reference herein to Bank shall be deemed to include its successors and assigns, and each reference to the Borrower and Guarantor and any pronouns referring thereto as used herein shall be construed in the masculine, feminine or neuter, singular or plural, as the context may require, and shall be deemed to include the heirs, administrators, legal representatives, successors and assigns of Guarantor, all of whom shall be bound by the provisions hereof.

(b)          The term “Guarantor” as used herein shall, if this instrument is signed by more than one party, mean, unless this Guaranty states otherwise or unless the context otherwise requires, the “Guarantor and each of them” and each and every undertaking shall be their joint and several undertaking. Guarantor represents that the manager on its behalf has been duly authorized to execute this Guaranty for and on behalf of Guarantor by its members. The term Borrower, if defined to include more than one party, shall mean “Borrower and each of them”.

(c)          No delay on the part of Bank in exercising any rights hereunder or failure to exercise the same shall operate as a waiver of such rights; no notice to or demand on Guarantor shall be deemed to be a waiver of any obligation of Guarantor or of the right of Bank to take other or further action without notice or demand as provided herein. In any event, no modification or waiver of the provisions hereof shall be effective unless in writing and signed by Bank nor shall any waiver be applicable except in the specific instance or matter for which given.

(d)          Guarantor hereby certifies and covenants that all acts, conditions and things required to be done and performed and to have happened precedent to the creation and issuance of this Guaranty and to constitute the same the valid and legally binding obligation of Guarantor in accordance with its terms (subject to applicable bankruptcy, reorganization laws and laws and rules of equity), have been done and performed and have happened in due and strict compliance with all applicable laws.

(e)          This Guaranty is and shall be deemed to be a contract entered into and made pursuant to the laws of the State of Rhode Island and shall in all respects be governed, construed, applied and enforced in accordance with the internal laws (and not the law of conflicts) of said state; IN THE EVENT THAT BANK BRINGS ANY ACTION HEREUNDER IN ANY COURT OF RECORD OF RHODE ISLAND OR THE FEDERAL GOVERNMENT, GUARANTOR CONSENTS TO AND CONFERS PERSONAL JURISDICTION OVER GUARANTOR BY SUCH COURT OR COURTS.

(f)           Wherever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law. Should any portion of this Guaranty be declared invalid for any reason in any jurisdiction, such declaration shall have no effect upon the remaining portions of this Guaranty, furthermore, the entirety of this Guaranty shall continue in full force and effect in all other jurisdictions and said remaining portions of this Guaranty shall continue in full force and effect in the subject jurisdiction as if this Guaranty had been executed with the invalid portions thereof deleted.

(g)          The section headings herein are included for convenience only and shall not be deemed to be a part of this Guaranty.

(h)          Any notice given with respect to this Guaranty shall be deemed to be given if deposited in the United States mail, certified mail, return receipt requested, postage prepaid and (i) addressed to Guarantor at the address appearing on the books and records of Bank for Guarantor and (ii) addressed to Bank at Bank’s Address.

(i)            Guarantor warrants to Bank that Guarantor has adequate means to obtain from Borrower on a continuing basis information concerning the financial condition of Borrower and that Guarantor is not relying on Bank to provide such information either now or in the future.

(j)          This Guaranty is intended by Guarantor as a final expression of this Guaranty and is also intended as a complete and exclusive statement of the terms hereof. No course of dealing, course of performance or trade usage, and no parol evidence of any nature shall be used to supplement or modify any terms hereof. There are no conditions to the full effectiveness of this Guaranty.

(k)          Guarantor hereby covenants and agrees not to dispose of all or any substantial part of such Guarantor’s assets nor cause nor suffer any substantial diminution of such Guarantor’s net worth as the same exists on the date of such Guarantor’s financial statements delivered to and relied upon by Bank. Bank shall be entitled, without limiting any other rights which Bank may have, to enjoin any breach or threatened breach of this paragraph.

(l)           Notwithstanding any provision contained in this Guaranty or any security agreement, mortgage or other agreement securing this Guaranty (collectively, the “Guaranty Documents”) to the contrary, in the event of any bankruptcy or insolvency proceeding involving the Guarantor or in the event of any challenge to the full enforceability of all or any of the Guaranty Documents by any creditor of Guarantor or a trustee, receiver or debtor-in-possession of, for or in respect of the Guarantor, the liability of Guarantor under the Guaranty Documents shall be limited to the lesser of the following amounts minus, in either case, One Dollar ($1):

(i)            the lowest amount which would render Guarantor’s undertakings under the Guaranty Documents a fraudulent conveyance under the laws of the State of Rhode Island or other similar or analogous law or statute of the state having jurisdiction over the subject matter; or

(ii)          the lowest amount which would render Guarantor’s undertakings under the Guaranty Documents a fraudulent transfer under Section 548 of the Bankruptcy Code of 1978, as amended.

This provision shall control every other provision of the Guaranty Documents except, however, this provision shall not be construed to prohibit a valuation of the assets securing this Guaranty for an amount exceeding (i) or (ii) above, minus One Dollar ($1), at a date subsequent to the date hereof, with the amount of this Guaranty under such circumstances to increase with the value of such assets.

(m)          Guarantor stipulates and agrees that this Guaranty is a product of and a result from lengthy arm’s-length negotiations between the parties and that neither Bank nor any other party has exerted or attempted to induce, through threats or otherwise, the execution or delivery of this Guaranty. Without in any way limiting the foregoing, Guarantor stipulates and agrees that at all times during the course of the negotiations surrounding the execution and delivery of this Guaranty, it has to the extent deemed necessary or advisable in its sole discretion, been advised and assisted by competent counsel of its own choosing, that counsel has been present and actively participated in the negotiations surrounding this Guaranty, and that it has been fully advised by counsel of its choosing of the effect of each term, condition, provision and stipulation contained herein and therein.

(n)          Guarantor hereby acknowledges and agrees that the covenants and agreements of Bank with respect to the Obligations constitute full and fair consideration for the obligations, covenants and agreements of Guarantor under this Guaranty, and that, by virtue of such consideration, Guarantor has received reasonably value in exchange for the covenants and agreements hereunder and thereunder.

(o)          Notwithstanding anything to the contrary contained herein, Bank, by extending the Obligations to Borrower, will not be deemed a partner or joint venturer with Guarantor, and agrees to hold Bank harmless from any damages and expenses resulting from such construction of the relationship of the parties or any assertion thereof.

(p)         GUARANTOR AND BANK (BY ACCEPTANCE OF THIS GUARANTY) MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS GUARANTY OR ANY OTHER LOAN DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING, WITHOUT LIMITATION, ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF BANK RELATING TO THE ADMINISTRATION OF THE LOAN OR ENFORCEMENT OF THE LOAN DOCUMENTS, AND AGREE THAT NEITHER PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EXCEPT AS PROHIBITED BY LAW, GUARANTOR HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. GUARANTOR CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF BANK HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT BANK WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR BANK TO ACCEPT THIS GUARANTY AND MAKE THE LOAN TO BORROWER.

(q)         Guarantor agrees that the Statute of Limitations shall not be deemed to have started to run under this Guaranty with respect to any specific claim until written notice of Borrower’s default and a demand for payment under the Guaranty have been sent by Bank to Guarantor.

IN WITNESS WHEREOF, this Guaranty is executed as of the day and year first above written.

WITNESS:	Procaccianti Hotel REIT, Inc.

/s/ Ron M. Hadar	By:	/s/ James A. Procaccianti
Ron M. Hadar, Witness		James A. Procaccianti, President

STATE OF RHODE ISLAND COUNTY OF PROVIDENCE

In Cranston, RI on this 8th day of July, 2025, before me personally appeared James A. Procaccianti, President of Procaccianti Hotel REIT, Inc., proved to me through satisfactory evidence of identification, which was photographic identification with signature issued by a federal or state governmental agency, or personal knowledge of the undersigned, to be the party executing the foregoing instrument and he acknowledged said instrument, by him executed to be his free act and deed and the free act and deed of Procaccianti Hotel REIT, Inc.

/s/ Ron M. Hadar
Notary Public